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    As filed with the Securities and Exchange Commission on December 11, 1997
                                          REGISTRATION STATEMENT NO. 333-32149
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                            POST-EFFECTIVE AMENDMENT
                                    NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                              WYMAN-GORDON COMPANY
             (Exact Name of Registrant as Specified in its Charter)

      MASSACHUSETTS                                    04-1992780
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                                244 WORCESTER ST.
                     NORTH GRAFTON, MASSACHUSETTS 01536-8001
                                 (508) 839-4441

  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                         -------------------------------

                          WALLACE F. WHITNEY, JR., ESQ.
                    VICE PRESIDENT, GENERAL COUNSEL AND CLERK
                              WYMAN-GORDON COMPANY
           244 Worcester St., North Grafton, Massachusetts 01536-8001
                                 (508) 839-4441
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                          ----------------------------

                                 With a copy to:
                              DAVID F. DIETZ, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                Exchange Place, Boston, Massachusetts 02109-2881
                                 (617) 570-1000


Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ ]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] FILE NO. 333-32149

   If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                          -----------------------------



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THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================




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                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The expenses in connection with the issuance and distribution of the securities being registered will be borne by the Company and are set forth in the following table (all amounts except the registration fee are estimated):

        Registration fee                                            $ 45,455
        Legal fees and expenses                                      225,000
        Accounting fees and expenses                                  50,000
        Trustee fees and expenses                                     20,000
        Printing fees and expenses                                    50,000
        Miscellaneous                                                109,545
                                                                    --------
                  TOTAL                                             $500,000
                                                                    ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) Section 67 of Chapter 156B of the Massachusetts General Laws ("MGL") provides that indemnification of directors, officers, employees or other agents may be provided by a corporation. Section 13(b) (1-1/2) of Chapter 156B of the MGL provides that the Articles of Organization may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the MGL Chapter 156B, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article 6(b) of the Company's Restated Articles of Organization states that:

         No director of the Company shall have any personal liability to the Company or its Stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article 6(b) shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 61 or 62 of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit. The preceding sentence shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date upon which this Article 6(b) becomes effective. No amendment to or repeal of this Article 6(b) shall apply to or have any effect on the elimination pursuant hereto of liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Nothing in this Article 6(b) shall limit any lawful right to indemnification existing independently of this Article.

         Article V of the Company's By-laws further states that:



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1.       Right of Indemnification

         Every person who is or was a Director, officer or employee of this Corporation or of any other corporation which he served at the request of the Corporation and in which the Corporation owns or owned shares of capital stock or of which it is a creditor shall have a right to be indemnified by this Corporation against all reasonable expenses incurred by him in connection with or resulting from any action, suit or proceeding in which he may become involved as a party or otherwise by reason of his being or having been a Director, officer or employee of the Corporation or such other corporation, provided (a) said action, suit or proceeding shall be prosecuted to a final determination and he shall be vindicated on the merits, or (b) in the absence of such final determination vindicating him on the merits, the Board of Directors shall determine that he acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or such other corporation and that he cooperated effectively with the Corporation in the defense and disposition of any said action, suit or proceeding, said determinations to be made by the Board of Directors acting through a quorum of disinterested directors, or in its absence on the opinion of the counsel.

2.       Definitions

         For purposes of Section 1 of this Article V: (a) "reasonable expenses" shall include but not be limited to reasonable counsel fees and disbursements, amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement, but in no event shall "reasonable expenses" include any item for which indemnification would be contrary to law; (b) "action, suit or proceeding" shall include every claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative, judicial or legislative, any appeal relating thereto, and shall include any reasonable apprehension or threat of such a claim, action, suit or proceeding; and (c) a settlement, plea of nolo contendere, consent judgment, adverse civil judgment, or conviction shall not of itself create a presumption that the person seeking indemnification did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation or such other corporation, but the Board of Directors shall be bound by a civil judgment or conviction which adjudges that the person did not act in good faith in the reasonable belief that his action was in the best interests of this Corporation or such other corporation.

3.       Persons Entitled to Indemnification

         The right of indemnification shall extend to any person otherwise entitled to it under this Article V whether or not that person continues to be a director or officer of this Corporation at the time such liability or expense shall be incurred. The right of indemnification shall extend to the legal representatives and heirs of any person otherwise entitled to indemnification. If a person meets the requirements of this Article V with respect to some matters in an action, suit or proceeding, but not with respect to others, he shall be entitled to indemnification as to the former. Advances against liability and expenses may be made by the Corporation on terms fixed by the Board of Directors subject to an obligation to repay if indemnification proves unwarranted.

4.       Bylaw Not Exclusive

         This Article V shall not exclude any other rights of indemnification or other rights to which any Director, officer or employee may be entitled by contract, by vote of the Board of Directors, or as a matter of law. If any clause, provision or application of this Article V shall be determined to be invalid, the other clauses, provisions or applications of these Bylaws shall not be affected but shall remain in full force and effect. The provisions of this
Article V shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising form acts or omissions occurring before or after the adoption hereof.

         (b) In addition to the indemnification provided under the Company's By-laws, the Company has entered into agreements with its directors and certain of its executive officers which, subject to certain


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limitations, provide for indemnification of such directors and executive officers to the full extent authorized by Section 67 of the Massachusetts Business Corporation Law or Article V of the By-laws, whichever is more favorable to the director or executive officer. In addition, the agreements provide that if the Company elects not to maintain director and officer liability insurance policies, the Company will indemnify the officer or director to the full extent of the coverage which would otherwise have been provided pursuant to the insurance policy as it was last in effect between the insurer and the Company.

         (c) The Company maintains insurance covering the directors and executive officers of the Company and its subsidiaries against certain liabilities.

ITEM 16.  EXHIBITS.

EXHIBIT NO.                        DESCRIPTION
-----------                        -----------

   *1.1    Form of Underwriting Agreement
    3.1 Restated Articles of Organization of Wyman-Gordon Company (incorporated by reference to Exhibit 3A to the Company's Form 10-K for the year ended June 3, 1995).
    3.2 Bylaws of Wyman-Gordon Company, as amended through May 24, 1994 (incorporated by reference to Exhibit 3B to the Company's Form 10-K for the year ended June 3, 1995).
  **4.1    Form of Indenture for Senior Debt Securities.
    4.2    Form of Senior Debt Security (included in Exhibit No. 4.1).
  **4.3    Form of Indenture for Subordinated Debt Securities.
    4.4    Form of Subordinated Debt Security (included in Exhibit No. 4.3).
  **5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the Debt Securities being registered.
 **12.1    Calculation of Ratio of Earnings to Fixed Charges.
 **23.1    Consent of Ernst & Young LLP, Independent Auditors.
   23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
 **24.1 Powers of Attorney (included in Part II of this registration statement).
   25.1 Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 (incorporated by reference to Exhibit 26.1 to the Company's Registration Statement on Form S-2, No. 33-55650).

 *         filed herewith
 **        previously filed

ITEM 17.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)      To include any prospectus required
                           by Section 10(a)(3) of the Securities Act;

                                    (ii)     To reflect in the prospectus any
                           facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be


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                           reflected in the form of prospectus filed with the
                           Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii)    To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or
                  Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Wyman-Gordon Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of North Grafton, Commonwealth of Massachusetts, on the 10th day of December, 1997.

                                       WYMAN-GORDON COMPANY


                                       By: /s/ Wallace F. Whitney, Jr,
                                           -------------------------------------
                                       Wallace F. Whitney, Jr.
                                       Vice President, General Counsel and Clerk






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                                  EXHIBIT INDEX


EXHIBIT NO.                       DESCRIPTION
-----------                       -----------

   *1.1    Form of Underwriting Agreement

    3.1 Restated Articles of Organization of Wyman-Gordon Company (incorporated by reference to Exhibit 3A to the Company's Form 10-K for the year ended June 3, 1995).

    3.2 Bylaws of Wyman-Gordon Company, as amended through May 24, 1994 (incorporated by reference to Exhibit 3B to the Company's Form 10-K for the year ended June 3, 1995).

  **4.1    Form of Indenture for Senior Debt Securities.

    4.2    Form of Senior Debt Security (included in Exhibit No. 4.1).

  **4.3    Form of Indenture for Subordinated Debt Securities.

    4.4    Form of Subordinated Debt Security (included in Exhibit No. 4.3).

  **5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the Debt Securities being registered.

 **12.1    Calculation of Ratio of Earnings to Fixed Charges.

 **23.1    Consent of Ernst & Young LLP, Independent Auditors.

   23.2 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).

   24.1 Powers of Attorney (included in Part II of this registration statement).

   25.1 Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939 (incorporated by reference to Exhibit 26.1 to the Company's Registration Statement on Form S-2, No. 33-55650).

 *      filed herewith
 **     previously filed